UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549


                          FORM 8-K


                        CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15 (d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2009

                   PISMO COAST VILLAGE, INC.
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     (Exact Name of Registrant as Specified in Its Charter)

  California                #0-8463                95-2990441
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(State or other          (Commission            (IRS Employer
 jurisdiction of         File Number)         Identification No.)
 incorporation)

   165 South Dolliver Street, Pismo Beach, California   93449
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        (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (805) 773-5649

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the
    Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the
    Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b)
    under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITE AGREEMENT

EMPLOYMENT AGREEMENT
--------------------
Pismo Coast Village, Inc., (the "Company") entered into an Employment Agreement with its General Manager, Jay N. Jamison, for a five year period, beginning October 1, 2008 and ending September 30, 2013, with a renewable option for an additional five year period. In addition to his duties as General Manager, Mr. Jamison serves as Chief Executive Officer (principal executive officer) and Assistant Corporate Secretary for the Company.

The Agreement provides that Mr. Jamison will receive a base salary of $126,672 per year, with an incentive bonus paid at the direction and convenience of the Board of Directors based on year end fiscal performance each year. Additionally, Mr. Jamison will participate in the Company's benefit plans.

The complete text of this Agreement is filed with this Form 8-K as Exhibit 10.1.

PURCHASE OF 19.55 ACRE PROPERTY FOR RV STORAGE
On May 9, 2008, the Company closed escrow on a 19.55 acre property located at 974 Sheridan Road, Arroyo Grande CA 93420, to be developed for RV storage. The sales price was $3.1 million for the undeveloped land, and the Company secured permanent financing for the purchase with Santa Lucia Bank, 1530 East Grand Avenue, Arroyo Grande CA 93421. The Company encumbered property located at 974 Sheridan Road and the new property, 775 Sheridan Road, as collateral security for the loan and a $200,000 down payment, totaling $3.3 million. The loan was financed for a period of ten years at a variable interest rate currently at 5.5%.

The Company is currently waiting for a development permit through the County of San Luis Obispo Planning Commission. Upon completion, storage capacity is expected to be approximately 900 units.

The complete text of the Promissory Note for the financing of the loan with Santa Lucia Bank is filed with this Form 8-K as Exhibit
10.2.


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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION
           OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
           COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Director
-----------------------
On July 22, 2008, Nancy Brady tendered her resignation as a member of the Board of Directors of Pismo Coast Village, Inc. Mrs. Brady's resignation was submitted due to personal reasons and was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Director
-----------------------
On September 20, 2008, the Company's Directors appointed Wayne Hardesty to the Board of Directors to fill the vacancy created by the resignation of Nancy Brady. The Company's directors and officers do not receive compensation for the services they provide, and no employment contract or agreement is in place to cover Mr. Hardesty's service as a member of the Board of Directors for the Company.

Resignation of Director
-----------------------
On September 20, 2008, Ed Figueroa submitted his resignation as a member of the Board of Directors of Pismo Coast Village, Inc. Mr. Figueroa's resignation was submitted due to personal reasons and was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Director
-----------------------
On November 10, 2008, the Company's Directors appointed Garry Nelson to the Board of Directors to fill vacancy created by the resignation of Ed Figueroa. The Company's directors and officers do not receive compensation for the services they provide, and no employment contract or agreement is in place to cover Mr. Nelson's service as a member of the Board of Directors for the Company.


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                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PISMO COAST VILLAGE, INC.


Date: June 15, 2009              By: JAY JAMISON
                                    Jay Jamison
                                    Chief Operating Officer,
                                    General Manager and
                                    Assistant Corporate Secretary
                                    (principal executive officer)


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